SAs filed with the Securities and Exchange Commission on October 18, 2002

                                                   Registration No. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-3
                                    --------
                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933



                          Altair Nanotechnologies Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



             Canada                                          None
(State or other jurisdiction of                        (I.R.S. employer
 incorporation or organization)                     identification number)

        William P. Long                                 Copies to:
    Chief Executive Officer                        Bryan T. Allen, Esq.
  Altair Nanotechnologies Inc.                     Brian G. Lloyd, Esq.
1725 Sheridan Avenue, Suite 140                       STOEL RIVES LLP
      Cody, Wyoming 82414                    201 South Main Street, Suite 1100
         (307) 587-8245                          Salt Lake City, Utah 84111
                                                      (801) 328-3131
(Name,  address, including zip code,
and telephone number,  including area
code, of agent for service)

Approximate  date of  commencement  of proposed  sale to the public:  As soon as
practicable  after  the  effective  date  of  this  Registration   Statement  as
determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

========================================== ================= ================== ================ ===================
                                                                                   Proposed
                                                                                    maximum
Title of each class                                          Proposed maximum      aggregate
of securities to be registered               Amount to be     offering price       offering          Amount of
                                              registered       per share(1)        price(1)       registration fee
------------------------------------------ ----------------- ------------------ ---------------- -------------------
Common shares, no par value                  8,616,660(2)          $.645          $5,557,746            $512

========================================== ================= ================== ================ ===================

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices for the common shares as reported on the Nasdaq National Market on October 14, 2002.
(2) In addition, pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement covers a presently indeterminate number of common shares issuable upon the occurrence of a stock split, stock dividend, or other similar transaction.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed as part of this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and registration statement No. 333-89478.
                               -----------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

                                     ALTAIR
                             NANOTECHNOLOGIES INC.


                             9,044,344 Common Shares
                               ------------------

         This prospectus relates to the offering and sale of 9,044,344 common shares of Altair Nanotechnologies Inc., without par value. All of the offered shares are to be sold by persons who are existing security holders and identified in the section of this prospectus entitled "Selling Shareholders." Of the common shares offered hereby, 2,710,959 are currently owned by the selling shareholders and 6,333,385 are issuable upon the exercise of warrants and options to purchase our common shares. In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended, this prospectus, and the registration statements of which it is a part, cover a presently indeterminate number of common shares issuable upon the occurrence of a stock split, stock dividend, or other similar transaction.

         We will not receive any of the proceeds from the sale of the shares offered hereunder. In the United States, our common shares are listed for trading under the symbol ALTI on the Nasdaq SmallCap Market. On October 15, 2002, the closing sale price of a common share, as reported by the Nasdaq SmallCap Market, was $0.68 per share. Unless otherwise expressly indicated, all monetary amounts set forth in this prospectus are expressed in United States Dollars.

         Our principal office is located at 1725 Sheridan Avenue, Suite 140, Cody, Wyoming 82414 U.S.A., and our telephone number is (307) 587-8245.







Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.




                             Dated October 15, 2002

                                TABLE OF CONTENTS


RISK FACTORS...............................................................  2


FORWARD-LOOKING STATEMENTS................................................. 10


OUR COMPANY'S COMMON STOCK................................................. 11


USE OF PROCEEDS............................................................ 13


DILUTION................................................................... 13


SELLING SHAREHOLDERS....................................................... 13


PLAN OF DISTRIBUTION....................................................... 26


DESCRIPTION OF OFFERED SECURITIES.......................................... 28


LEGAL MATTERS.............................................................. 28


EXPERTS.................................................................... 28


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................ 29


WHERE YOU CAN FIND MORE INFORMATION........................................ 30

                                  RISK FACTORS

       Before you invest in the offered securities described in this prospectus, you should be aware that such investment involves the assumption of various risks. You should consider carefully the risk factors described below together with all of the other information included in this prospectus before you decide to purchase the offered securities.

We have not generated any substantial operating revenues and may not ever generate substantial revenues.
--------------------------------------------------------------------------------
         To date, we have not generated substantial revenues from operations. We have not generated revenues from the jig and have scaled back development efforts for the foreseeable future. We have generated only $96,487 of sales revenues in our nanoparticle business as of June 30, 2002 and have not completed exploration of the Tennessee mineral property. We can provide no assurance that we will ever generate revenues from the jig or the Tennessee mineral property or that we will generate substantial revenues from the titanium processing technology.

We may continue to experience significant losses from operations.
-----------------------------------------------------------------
         We have experienced a loss from operations in every fiscal year since our inception. Our losses from operations in 2000 were $6,647,367 and our losses from operations in 2001 were $6,021,532. We will continue to experience a net operating loss until, and if, the titanium processing technology, the jig and/or the Tennessee mineral property begin generating significant revenues. Even if any or all such products or projects begin generating significant revenues, the revenues may not exceed our costs of production and operating expenses. We may not ever realize a profit from operations.

We may not be able to raise sufficient capital to meet future obligations.
--------------------------------------------------------------------------
         As of June 30, 2002, we had $274,531 in cash and a working capital deficit of $2,563,495. Although we have raised additional capital since June 30, 2002, we do not expect that this capital, when combined with projected revenues from nanoparticle sales, will be sufficient to fund our ongoing operations. Accordingly, we will need to raise significant amounts of additional capital in the future in order to sustain our ongoing operations and continue the testing and additional development work necessary to place the titanium processing technology into continuous operation. In addition, we will need additional capital for testing and development of the jig or exploration of the Tennessee mineral property. If we determine to construct and operate a mine on the Tennessee mineral property, we will need to obtain a significant amount of additional capital to complete construction of the mine and commence operations.

We may not be able obtain the amount of additional capital needed or may be forced to pay an extremely high price for capital. Factors affecting the availability and price of capital may include the following:
--------------------------------------------------------------------------------

o  market factors affecting the availability and cost of capital generally;

o  our financial results;

o the amount of our capital needs;

o  the market's perception of nanotechnology and/or minerals stocks;

o  the economics of projects being pursued;

o industry perception of our ability to recover or produce minerals with the jig or titanium processing technology or from the Tennessee mineral property; and

o  the price, volatility and trading volume of our common shares.

If we are unable to obtain sufficient capital or are forced to pay a high price for capital, we may be unable to meet future obligations or adequately exploit existing or future opportunities, and may be forced to discontinue operations.

Our competitors may be able to raise money and exploit opportunities more rapidly, easily and thoroughly than we can.
--------------------------------------------------------------------------------
         We have limited financial and other resources and, because of our early stage of development, have limited access to capital. We compete or may compete against entities that are much larger than we are, have more extensive resources than we do and have an established reputation and operating history. Because of their size, resources, reputation, history and other factors, certain of our competitors may have better access to capital and other significant resources than we do and, as a result, may be able to exploit acquisition and development opportunities more rapidly, easily or thoroughly than we can.

The sale of common shares issued upon the exercise of options or warrants may place downward pressure on the market price of our common shares and encourage short selling.
--------------------------------------------------------------------------------
         The sale in the open market of common shares issuable upon the exercise of options and warrants may place downward pressure on the market price of our common shares. Speculative traders may anticipate the exercise of options or warrants and, in anticipation of a decline in the market price of our common shares, engage in short sales of our common shares. Such short sales could further negatively affect the market price of our common shares.

We have pledged substantial assets to secure the Secured Term Note.
-------------------------------------------------------------------
         We have pledged all of the intellectual property, fixed assets and common stock of Altair Nanomaterials, Inc., our second-tier wholly-owned subsidiary, to secure repayment of a Secured Term Note with a face value of $2,000,000 and a due date of March 31, 2003. Altair Nanomaterials, Inc. owns and operates the titanium processing technology we acquired from BHP in 1999. The Secured Term Note is also secured by a pledge of the common stock and leasehold assets of Mineral Recovery Systems, Inc., which owns and operates our leasehold interests in the Camden, Tennessee area. If we default on the Secured Term Note, severe remedies will be available to the holder of the Secured Term Note, including immediate seizure and disposition of all pledged assets.

We have issued a $3,000,000 note to secure the purchase of the land and the building where our titanium processing assets are located.
--------------------------------------------------------------------------------
         In August 2002, we entered into a purchase and sale agreement with BHP Minerals International Inc. to purchase the land, building and fixtures in Reno,

Nevada where our titanium processing assets are located. In connection with this transaction, BHP also agreed to terminate our obligation to pay royalties associated with the sale or use of the titanium processing technology. In return, we issued to BHP a note in the amount of $3,000,000, at an interest rate of 7%, secured by the property we acquired. The first payment of $600,000 of principal plus accrued interest is due February 8, 2006. Additional payments of $600,000 plus accrued interest are due annually on February 8, 2007 through 2010. If we fail to make the required payments on the note, BHP has the right to foreclose and take the property. If this should occur, we would be required to relocate our titanium processing assets and offices, causing a significant disruption in our business.

Operations using the titanium processing technology, the jig or the Tennessee mineral property may lead to substantial environmental liability.
--------------------------------------------------------------------------------
         Virtually any proposed use of the titanium processing technology, the jig or the Tennessee mineral property would be subject to federal, state and local environmental laws. Under such laws, we may be jointly and severally liable with prior property owners for the treatment, cleanup, remediation and/or removal of any hazardous substances discovered at any property we use. In addition, courts or government agencies may impose liability for, among other things, the improper release, discharge, storage, use, disposal or transportation of hazardous substances. We might use hazardous substances and, if we do, we will be subject to substantial risks that environmental remediation will be required.

Certain of our experts and directors reside in Canada and may be able to avoid civil liability.
--------------------------------------------------------------------------------
         We are a Canadian corporation, and a majority of our directors and our Canadian legal counsel are residents of Canada. As a result, investors may be unable to effect service of process upon such persons within the United States and may be unable to enforce court judgments against such persons predicated upon civil liability provisions of the United States securities laws. It is uncertain whether Canadian courts would (i) enforce judgments of United States courts obtained against us or such directors, officers or experts predicated upon the civil liability provisions of United States securities laws or (ii) impose liability in original actions against Altair or its directors, officers or experts predicated upon United States securities laws.

We are dependent on key personnel.
----------------------------------
         Our continued success will depend to a significant extent on the services of Dr. William P. Long, our Chief Executive Officer, Dr. Rudi Moerck, our President, and Mr. C. Patrick Costin, our Vice President and President of Fine Gold and MRS. The loss or unavailability of Dr. Long, Dr. Moerck or Mr. Costin could have a material adverse effect on us. We do not carry key man insurance on the lives of Dr. Long, Dr. Moerck or Mr. Costin.

We may issue substantial amounts of additional shares without stockholder approval.
--------------------------------------------------------------------------------
         Our Articles of Incorporation authorize the issuance of an unlimited number of common shares. All such shares may be issued without any action or approval by our stockholders. In addition, we have two stock option plans which have potential for diluting the ownership interests of our stockholders. The issuance of any additional common shares would further dilute the percentage ownership of Altair held by existing stockholders.

The market price of our common shares is extremely volatile.
------------------------------------------------------------
         Our common shares were quoted on the Nasdaq National Market from January 26, 1998 through September 24, 2002, and our common shares have been listed on the Nasdaq SmallCap Market since September 25, 2002. Trading in our common shares has been characterized by a high degree of volatility. Trading in our common shares may continue to be characterized by extreme volatility for numerous reasons, including the following:

o Uncertainty regarding the viability of the titanium processing technology, the jig or the Tennessee mineral property;

o Continued dominance of trading in our common shares by a small number of firms;

o  Positive or negative announcements by us or our competitors;

o Industry trends, general economic conditions in the United States or elsewhere, or the general markets for equity securities, minerals, or commodities; and

o Speculation by short sellers of our common shares or other persons who stand to profit from a rapid increase or decrease in the price of our common shares.

We may be delisted from the Nasdaq SmallCap Market.
---------------------------------------------------
         Our listing on the Nasdaq SmallCap Market is conditioned upon our compliance with the NASD's continued listing requirements for such market by December 2002, including the $1.00 per share minimum bid requirement. If the market price for our common shares has not increased to $1.00 per share for at least 10 consecutive days by December 2002, we will be delisted from the Nasdaq SmallCap Market unless Nasdaq grants an additional grace period. Delisting from the Nasdaq SmallCap Market may have a significant negative impact on the trading price, volume and marketability of our common shares.

We have never declared a cash dividend and do not intend to declare a cash dividend in the foreseeable future.
--------------------------------------------------------------------------------
         We have never declared or paid cash dividends on our common shares. We currently intend to retain any future earnings, if any, for use in our business and, therefore, do not anticipate paying dividends on our common shares in the foreseeable future.

We may be unable to exploit the potential pharmaceutical application of our titanium processing technology.
--------------------------------------------------------------------------------
         We do not have the technical or financial resources to complete development of, and take to market, any pharmaceutical application of our titanium processing technology. In order to Altair to get any significant, long-term benefit from any potential pharmaceutical application of our technologies, the following must occur:

    o we must enter into an evaluation license or similar agreement with an existing pharmaceutical company under which such company would pay a fee for the right to evaluate a pharmaceutical use of our technology for a specific period of time and for an option to purchase or receive an exclusive license for such use of our technology;

    o tests conducted by such pharmaceutical company would have to indicate that the pharmaceutical use of our technology is safe, technically viable and financially viable;

    o such pharmaceutical company would have to apply for and obtain FDA approval of the pharmaceutical use of our technology, or any related products, which would involve extensive additional testing; and

    o such pharmaceutical company would have to successfully market the product incorporating our technology.

Although we could receive some revenues in various stages of the testing and evaluation of the pharmaceutical application of our technology, we would not receive significant revenue unless and until any end product incorporating the technology went to market.

We may not be able to license our technology for TiO2 pigment production.
--------------------------------------------------------------------------------
         Because of our relatively small size and limited resources, we do not plan to use our titanium processing technology for large-scale production of TiO2 pigments; we have, however, entered into discussions with various minerals and materials companies about licensing our technology to such entities for large-scale production of TiO2 pigments. We have not entered into any long-term licensing agreements with respect to the use our titanium processing technology for large-scale production of TiO2 pigments and can provide no assurance that we will be able to enter into any such agreement. Even if we enter into such agreement, we would not receive significant revenues from such license until feasibility testing is complete and, if the results of feasibility testing were negative, would not receive significant revenues at any time.

We may not be able to sell nanoparticles produced using the titanium processing technology.
--------------------------------------------------------------------------------
         We plan to use the titanium processing technology to produce TiO2 nanoparticles. TiO2 nanoparticles and other products we intend to initially produce with the titanium processing technology generally must be customized for a specific application working in cooperation with the end user. We are still testing and customizing our TiO2 nanoparticle products for various applications and have no long-term agreements with end users to purchase any of our TiO2 nanoparticle products. We may be unable to recoup our investment in the titanium processing technology and titanium processing equipment for various reasons, including the following:

    o we may be unable to customize our TiO2 nanoparticle products to meet the distinct needs of potential customers;

    o potential customers may purchase from competitors because of perceived or actual quality or compatibility differences

    o our marketing and branding efforts may be insufficient to attract a sufficient number of customers; and

    o because of our limited funding, we may be unable to continue our development efforts until a strong market for nanoparticles develops.

         In addition, the uses for such nanoparticles are limited, and the market for such nanoparticles is small, estimated at 3,800 tons per annum. In light of the small size of the market, the additional of a single manufacturer may cause the price to drop to a point at which we cannot produce the nanoparticles at a profit.

Our costs of production may be too high to permit profitability.
----------------------------------------------------------------
         We have not produced any mineral products using our titanium processing technology and equipment on a commercial basis. Our actual costs of production may exceed those of competitors and, even if our costs of production are lower, competitors may be able to sell TiO2 and other products at a lower price than is economical for Altair.

         In addition, even if our initial costs are as anticipated, the titanium processing equipment may break down, prove unreliable or prove inefficient in a commercial setting. If so, related costs, delays and related problems may cause production of TiO2 nanoparticles and related products to be unprofitable.

We have not completed testing and development of the jig and are presently focusing our resources on other projects.
--------------------------------------------------------------------------------
         We have not completed testing of, or developed a production model of, any series of the jig. We do not expect to complete testing and development of the jig during the coming year and have determined to focus most of our limited resources on the titanium processing technology. We may never develop a production model of the jig.

Even if we complete development of the jig, the jig may prove unmarketable and may not perform as anticipated in a commercial operation.
--------------------------------------------------------------------------------
         The designed capacity of the Series 12 jig is too small for coal washing, heavy minerals extraction, and most other intended applications of the jig, except use in small placer gold mines or similar operations. Even if the Series 12 jig is completed and performs to design specifications in subsequent tests or at a commercial facility, we believe that, because of its small capacity, the potential market for the Series 12 jig is limited.

         If we complete development of and begin marketing a production model of the Series 30 jig, it may not prove attractive to potential end users, may be rendered obsolete by competing technologies or may not recover end product at a commercially viable rate. Even if technology included in the jig initially proves attractive to potential end users, performance problems and maintenance issues may limit the market for the jig.

The jig faces competition from other jig-like products and from alternative technologies.
--------------------------------------------------------------------------------
         Various jig-like products and alternative mineral processing technologies perform many functions similar or identical to those for which the jig is designed. Results from further tests or actual operations may reveal that these alternative products and technologies are better adapted to any or all of the uses for which the jig is intended. Moreover, regardless of test results, consumers may view any or all of such alternative products and technologies as technically superior to, or more cost effective than, the jig.

Certain patents for the jig have expired, and those that have not expired may be difficult to enforce.
--------------------------------------------------------------------------------
         All of the initial patents issued on the jig have expired, and we are unable to prevent competitors from copying the technology once protected by such patents. Additional patents related to the process through which water is pulsed through the cylindrical screen on the jig expire beginning in 2010, and patents for an efficiency-enhancing aspect of the cylindrical screen expire during 2018. The cost of enforcing patents is often significant, especially outside of North America. Accordingly, we may be unable to enforce even our patents that have not yet expired.

We have suspended examining the feasibility of mining the Tennessee mineral property and may not have working capital sufficient to again continue testing efforts.
--------------------------------------------------------------------------------
         Due to a shortage of working capital, we have suspended feasibility testing of the Tennessee mineral property. We do not expect to obtain an amount of working capital sufficient to again start feasibility testing of the Tennessee mineral property in the foreseeable future.

         Even if we again commence feasibility testing on the Tennessee mineral property, we are unable to provide any assurance that mining of the Tennessee mineral property is feasible or to identify all processes that we would need to complete before we could commence a mining operation on the Tennessee mineral property. To the extent early feasibility testing yields positive results, we expect feasibility testing to involve, among other things, the following:

    o operating a pilot mining facility to determine mineral recovery efficiencies and the quality of end products;

    o additional drilling and sampling in order to more accurately determine the quantity, quality and continuity of minerals on the Tennessee mineral property;

    o examining production costs and the market for products produced at the pilot facility;

    o    designing any proposed mining facility;

    o identifying and applying for the permits necessary for any proposed full-scale mining facility; and

    o attempting to secure financing for any proposed full-scale mining facility.

Our test production at the pilot plant, economic analysis and additional exploration activities may indicate any of the following:
--------------------------------------------------------------------------------
    o that the Tennessee mineral property does not contain heavy minerals of a sufficient quantity, quality or continuity to permit any mining;

    o    that production costs exceed anticipated revenues;

    o    that  end  products  do  not  meet  market   requirements  or  customer
         expectations; o that there is an insufficient market for products minable from the Tennessee mineral property; or

    o    that  mining  the   Tennessee   mineral   property  is  otherwise   not
         economically or technically feasible.

         Even if we conclude that mining is economically and technically feasible on the Tennessee mineral property, we may be unable to obtain the capital, resources and permits necessary to mine the Tennessee mineral property. Market factors, such as a decline in the price of, or demand for, minerals recoverable at the Tennessee mineral property, may adversely affect the development of mining operations on such property. In addition, as we move through the testing process, we may identify additional items that need to be researched and resolved before any proposed mining operation could commence.

We cannot forecast the life of any potential mining operation located on the Tennessee mineral property.
--------------------------------------------------------------------------------
         We have not explored and tested the Tennessee mineral property enough to establish the existence of a commercially minable deposit (i.e. a reserve) on such property. Until such time as a reserve is established (of which there can be no assurance), we cannot provide an estimate as to how long the Tennessee mineral property could sustain any proposed mining operation.

We may be unable to obtain necessary environmental permits and may expend significant resources in order to comply with environmental laws.
--------------------------------------------------------------------------------
         In order to begin construction and commercial mining on the Tennessee mineral property, we must obtain additional federal, state and local permits. We will also be required to conform our operations to the requirements of numerous federal, state and local environmental laws. Because we have not yet commenced design of a commercial mining facility on the Tennessee mineral property, we are not in a position to definitively ascertain which federal, state and local mining and environmental laws or regulations would apply to a mine on the Tennessee mineral property. Nevertheless, we anticipate having to comply with and/or obtain permits under the Clean Air Act, Clean Water Act and Resource Conservation and Recovery Act, in addition to numerous state laws and regulations before commencing construction or operation of a mine on the Tennessee mineral property. We can provide no assurance that we will be able to comply with such laws and regulations or obtain any such permits. In addition, obtaining such permits and complying with such environmental laws and regulations may be cost prohibitive.

The market for commodities produced using the jig or at the Tennessee mineral property may significantly decline.
--------------------------------------------------------------------------------
         If the jig is successfully developed and manufactured on a commercial basis, we intend to use the jig, or lease the jig for use, to separate and recover valuable, heavy mineral particles. Active international markets exist for gold, titanium, zircon and many other minerals potentially recoverable with the jig. Prices of such minerals fluctuate widely and are beyond our control. A significant decline in the price of minerals capable of being extracted by the jig could have significant negative effect on the value of the jig. Similarly, a significant decline in the price of minerals expected to be produced on the Tennessee mineral property could have a significant negative effect on the viability of a mine or processing facility on such property.

                           FORWARD-LOOKING STATEMENTS
       This prospectus contains various forward-looking statements. Such statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend," "expect," or similar words. These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information. When considering such forward-looking statements, you should keep in mind the risk factors noted in the previous section and other cautionary statements throughout this prospectus and our periodic filings with the SEC that are incorporated herein by reference. You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. If one or more risks identified in this prospectus or any applicable filings materializes, or any other underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected, or intended.

       Among the key factors that may have a direct bearing on our operating results are risks and uncertainties described under "Risk Factors," including those attributable to the absence of operating revenues or profits, uncertainties regarding the development and commercialization of the titanium processing technology and the jig, development risks associated with the Tennessee mineral property and uncertainties regarding our ability to obtain capital sufficient to continue our operations and pursue our proposed business strategy.

                           OUR COMPANY'S COMMON STOCK
                           Price Range of Common Stock

         Our common shares are quoted on the Nasdaq National Market under the symbol "ALTI". The following table sets forth, for the periods indicated, the high and low sales prices for our common shares, as reported on the Nasdaq National Market.

Fiscal Year Ended December 31, 1999            Low                 High
                                               ----------------    -------------

         First Quarter                            $6.063              $9.875
         Second Quarter                            4.125               6.875
         Third Quarter                             3.875               5.000
         Fourth Quarter                            3.453               5.063

Fiscal Year Ended December 31, 2000            Low                 High
                                               ----------------    -------------

         First Quarter                            $3.625             $9.469
         Second Quarter                            2.750              5.625
         Third Quarter                             2.000              4.469
         Fourth Quarter                           0.719               3.500


Fiscal Year Ended December 31, 2001            Low                 High
                                               ----------------    -------------

         First Quarter                           $1.313              $3.438
         Second Quarter                           2.000               2.910
         Third Quarter                            1.240               2.740
         Fourth Quarter                           1.010               1.800


Fiscal Year Ending December 31, 2002           Low                 High
                                               ----------------    -------------

         First Quarter                          $ 0.750             $ 1.560
         Second Quarter                           0.410               1.140
         Third Quarter                            0.300               0.930

The last sale price of the common shares, as reported on the Nasdaq SmallCap Market, on October 15, 2002 was $0.68.

                  Outstanding Shares and Number of Shareholders

         As of October 11, 2002, the number of common shares outstanding was 26,303,902, held by approximately 500 holders of record. In addition, as of the same date, we had reserved 5,241,700 common shares for issuance upon exercise of options that have been, or may be, granted under our employee stock option plans and 6,484,228 common shares for issuance upon the exercise of outstanding warrants. In addition, we have issued the Secured Term Note, pursuant to which a presently indeterminable number of additional common shares may be issued.

                                    Dividends

         We have never declared or paid dividends on our common shares. Moreover, we currently intend to retain any future earnings for use in our business and, therefore, do not anticipate paying any dividends on our common shares in the foreseeable future.

                          Transfer Agent and Registrar

         The Transfer Agent and Registrar for our common shares is Equity Transfer Services, Inc., Suite 420, 120 Adelaide Street West, Toronto, Ontario, M5H 4C3.

                        Canadian Taxation Considerations

         Dividends paid on common shares owned by non-residents of Canada are subject to Canadian withholding tax. The rate of withholding tax on dividends under the Income Tax Act (Canada) (the "Act") is 25%. However, Article X of the reciprocal tax treaty between Canada and the United States of America (the "Treaty") generally limits the rate of withholding tax on dividends paid to United States residents to 15%. The Treaty further generally limits the rate of withholding tax to 5% if the beneficial owner of the dividends is a U.S. corporation which owns at least 10% of the voting shares of the company.

         If the beneficial owner of the dividend carries on business in Canada through a permanent establishment in Canada or performs in Canada independent personal services from a fixed base in Canada and the shares of stock with respect to which the dividends are paid are effectively connected with such permanent establishment or fixed base, the dividends are taxable in Canada as business profits at rates which may exceed the 5% or 15% rates applicable to dividends that are not so connected with a Canadian permanent establishment or fixed base. Under the provisions of the Treaty, Canada is permitted to apply its domestic law rules for differentiating dividends from interest and other disbursements.

         A capital gain realized on the disposition of our common shares by a person resident in the United States (a "Non-resident") will be subject to tax under the Act if the shares held by the Non-resident are "taxable Canadian property." In general, our common shares will be taxable Canadian property if the particular Non-resident used (or in the case of a Non-resident insurer, used or held) the common shares in carrying on business in Canada or, where at any time during the five-year period immediately preceding the realization of the gain, not less than 25% of the issued and outstanding shares of any class or series of shares of the Company were owned by the particular Non-resident, by persons with whom the particular Non-resident did not deal at arms' length, or by any combination thereof. If the common shares constitute taxable Canadian property, relief nevertheless may be available under the Treaty. Under the Treaty, gains from the alienation of common shares owned by a Non-resident who has never been resident in Canada generally will be exempt from Canadian capital gains tax if the shares do not relate to a permanent establishment or fixed base which the Non-resident has or had in Canada, and if not more than 50% of the value of the shares was derived from real property (which includes rights to explore for or to exploit mineral deposits) situated in Canada.

                                 USE OF PROCEEDS

         All proceeds from any sale of offered shares, less commissions and other customary fees and expenses, will be paid directly to the selling shareholders selling the offered shares. We will not receive any proceeds from the sale of any of the offered shares.

                                    DILUTION

         Our unaudited net tangible book value at June 30, 2002 was $3,050,821, or approximately $0.12 per each of the 24,583,791 common shares then outstanding. Accordingly, new investors who purchase shares may suffer an immediate dilution of the difference between the purchase price per share and approximately $0.12 per share.

         As of October 15, 2002, there were outstanding warrants and options to purchase up to 10,895,930 common shares. The existence of such warrants and options may hinder future equity offerings by us, and the exercise of such warrants and options may have an adverse effect on the prevailing market price of the common shares. Furthermore, the holders of warrants and options may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

                              SELLING SHAREHOLDERS

         All of the offered shares are to be sold by persons who are existing security holders of Altair. The selling shareholders acquired their shares and warrants in private placements of (i) 25,000 warrants that we completed on November 1, 2001; (ii) 200,000 warrants that we completed on January 1, 2002;
(iii) 10,000 warrants that we completed on January 21, 2002; (iv) 50,000 common shares that we completed on April 19, 2002; (v) 1,250,000 common shares and 312,500 warrants that we completed on May 7, 2002; (vi) 200,000 common shares that we completed on August 14, 2002; (vii) 50,000 common shares, 50,000 warrants and 200,000 options to purchase common shares and warrants that we completed August 23, 2002; (viii) 400,000 common shares, 400,000 warrants and 600,000 options to purchase common shares and warrants that we completed September 5, 2002; (ix) 250,000 common shares that we completed September 25, 2002; (x) 200,000 common shares that we completed upon the exercise of options on or about October 1, 2002; (xi) 266,666 common shares, 266,666 warrants and 1,066,664 options to purchase common shares and warrants that we completed October 4, 2002; and (xii) 1,200,000 common shares and 1,800,000 warrants that we completed on October 9, 2002. Certain shares sold in such private placements have previously been re-sold by the selling shareholders.

         Of the common shares offered hereby, 2,710,959 are currently owned by the selling shareholders and 6,333,385 are issuable upon exercise of outstanding warrants.

         For purposes of this prospectus, we have assumed that the number of shares issuable upon exercise of each of the warrants is the number stated on the face thereof. The number of shares issuable upon exercise of the warrants, and available for resale hereunder, is subject to adjustment and could materially differ from the estimated amount depending on the occurrence of a stock split, stock dividend, or similar transaction resulting in an adjustment in the number of shares subject to the warrants.

                  Beneficial Ownership of Selling Shareholders

         The table below sets forth, as of October 15, 2002:

         o   the name of each selling shareholder,

         o certain beneficial ownership information with respect to the selling shareholders,

         o the number of shares that may be sold from time to time by each selling shareholder pursuant to this prospectus, and

         o the amount (and, if one percent or more, the percentage) of common shares to be owned by each selling shareholder if all offered shares are sold.

         Beneficial ownership is determined in accordance with SEC rules and generally indicates that a person holds voting or investment power with respect to securities. Common shares that are issuable upon the exercise of outstanding options, warrants or other purchase rights, to the extent exercisable within 60 days of October 15, 2002, are treated as outstanding for purposes of computing each selling shareholder's percentage ownership of outstanding common shares.


                                         Beneficial Ownership                               Shares Beneficially Owned
                                   Prior to Offering as of October                            upon Completion of the
                                               15, 2002                                            Offering(1)
                                   ---------------------------------                       -----------------------------
      Beneficial Owner                Number of         Percent(2)        Number of         Number of      Percent(2)
                                                                           Shares
                                                                        Remaining to
                                       Shares                            be Offered          Shares
------------------------------     ----------------    -------------    --------------     ------------    ------------
Louis Schnur                         4,552,815 (3)         9.9%          2,226,484(3)       2,296,331          8%

Cranshire Capital, L.P.              3,192,245 (4)         9.9%          3,192,245(4)           0              --
   Mitchell Kopin**

Lewis E. Dickinson                      533,330(5)         1.9%            533,330(5)           0              --

Brandon Harrison                        500,000(6)         2.3%            500,000(6)           0              --

L. Bernice Long                         500,000(7)         1.9%            500,000(7)           0              --

Irvine Management Group                 450,000(8)         1.7%            450,000(8)           0              --
/Irvine Management
Consulting, Inc.
  Christopher Dillow**

Iron Equity Fund LP                     390,625(9)         1.5%            390,625(9)           0              --
   Richard Lakin**

John W. Appelbaum                      398,330(10)         1.5%           333,330(10)        65,000             *

Robert Korman                          336,730(11)         1.3%           333,330(11)         3,400             *

GA Long Interests Ltd.                 300,000(12)         1.1%           300,000(12)           0               *
   Gregg Long**

Rebecca Long                           286,691(13)         1.1%           100,000(13)        186,691            *

Thomas L. Long UWYUTMA                287,834 (14)         1.1%          100,000 (14)        183,834            *
   William R. Marsh**

Charles van Musscher                   50,000 (15)          *             50,000 (15)           0              --

Murilyn Tullio                          47,500(16)          *              25,000(16)        22,500             *

EGO Capital                             10,000(17)          *              10,000(17)           0              --
   Ira Terk**

All Selling  Shareholders  as      11,939,434 (18)         34%          9,044,344(18)       2,757,756         9.5%
a Group

---------------------

 *       Represents less than one percent of the outstanding common shares.
 ** Such individual has authority to make voting and investment decisions with respect to the securities of Altair held by the entity listed above such individual's name.
 (1) Assuming the sale by each selling shareholder of all of the shares offered hereunder by such selling shareholder. There can be no assurance that any of the shares offered hereby will be sold.
 (2) The percentages set forth above have been computed assuming the number of common shares outstanding equals the sum of (a) 26,303,902, which is the number of common shares actually outstanding on October 11, 2002, and (b) common shares subject to exercisable warrants and exchange rights with respect to which such percentage is calculated.
 (3) The "Number of Shares" includes 3,632,222 common shares issuable by us upon the exercise of warrants held by such person. The "Number of Shares Remaining to be offered" includes 1,335,891 common shares issuable by us upon the exercise of warrants held by such person. Such person's warrants contain a provision prohibiting exercise if, following exercise, such person would beneficially own more than 9.9% of the outstanding common shares.
 (4) Includes 2,434,378 common shares issuable by us upon the exercise of warrants and options held by such person. Under the registrations statements to which this prospectus relates, 1,171,875 shares were initially registered for re-sale by such person. Of such shares, 646,300 have been sold as of October 15, 2002. Such person's warrants contain a provision prohibiting exercise if, following exercise, such person would beneficially own more than 9.9% of the outstanding common shares.
 (5) Includes 479,997 common shares issuable by us upon the exercise of warrants held by such person.
 (6) Includes 450,000 common shares issuable by us upon the exercise of warrants held by such person.
 (7) Includes 450,000 common shares issuable by us upon the exercise of warrants held by such person.
 (8) Includes 200,000 common shares issuable by us upon the exercise of warrants held by such person. Under the registrations statements to which this prospectus relates, 200,000 shares were previously registered for re-sale by such person. Of such shares, none have been sold as of October 15, 2002.
 (9) Includes 78,125 common shares issuable by us upon the exercise of warrants held by such person. Under the registrations statements to which this prospectus relates, 390,625 shares were previously registered for re-sale by such person. Of such shares, none have been sold as of October 15, 2002.
 (10) Includes 299,997 common shares issuable by us upon the exercise of warrants held by such person.
 (11) Includes 299,997 common shares issuable by us upon the exercise of warrants held by such person.
(12) Includes 270,000 common shares issuable by us upon the exercise of warrants held by such person.
(13) Includes 66,667 common shares issuable by us upon the exercise of warrants held by such person.
(14) Includes 66,667 common shares issuable by us upon the exercise of warrants held by such person.
(15) Under the registrations statements to which this prospectus relates, 50,000 shares were previously registered for re-sale by such person. Of such shares, none have been sold as of October 15, 2002.
(16)     The "Number of Shares"  includes  47,500 common  shares  issuable by us upon the exercise of warrants held by such person. The "Number of Shares Remaining to be offered" includes 25,000 common shares issuable by us upon the exercise of warrants held by such person. Under the registrations statements to which this prospectus relates, 25,000 shares were previously registered for re-sale by such person. Of such shares, none have been sold as of October 15, 2002.
(17) Includes 10,000 common shares issuable by us upon the exercise of warrants held by such person. Under the registrations statements to which this prospectus relates, 10,000 shares were previously registered for re-sale by such person. Of such shares, none have been sold as of October 15, 2002.
(18) The "Number of Shares" includes 6,797,494 common shares issuable by us upon the exercise of warrants held by such person. The "Number of Shares Remaining to be offered" includes 4,478,663 common shares issuable by us upon the exercise of warrants held by such person.

         We believe that the selling shareholders who are individuals have sole voting and investment power with respect to all shares shown as beneficially owned by them. We believe that voting and investment power with respect to shares shown as beneficially owned by selling shareholders who are entities resides with the individuals identified in the preceding table. There can be no assurance that any of the shares offered hereby will be sold.

             Private Placement of Shares, Warrants and Secured Note

Louis Schnur
------------

         Louis Schnur acquired 890,593 common shares and 1,335,891 warrants pursuant to a stock purchase and subscription agreement dated April 26, 2002. The 1,335,891 warrants are comprised of 445,297 2002D warrants, 445,297 2002E warrants, and 445,297 2002F warrants.

         The 2002D warrants entitle the holder to purchase common shares at an initial exercise price of $1.50 per share at any time on or before the earlier of (a) April 26, 2007 and (b) the date 30 calendar days following the fifth day (whether or not consecutive) the closing price of our common shares equals or exceeds $4.50. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event.

         The 2002E warrants entitle the holder to purchase common shares at an initial exercise price of $2.00 per share at any time on or before the earlier of (a) April 26, 2007 and (b) the date 30 calendar days following the fifth day (whether or not consecutive) the closing price of our common shares equals or exceeds $5.00. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event.

         The 2002F warrants entitle the holder to purchase common shares at an initial exercise price of $2.50 per share at any time on or before the earlier of (a) April 26, 2007 and (b) the date 30 calendar days following the fifth day (whether or not consecutive) the closing price of our common shares equals or exceeds $5.50. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event.

         The shares that may be offered by Louis Schnur pursuant to this prospectus include the 1,200,000 common shares and the 1,800,000 common shares issuable upon exercise of the warrants.

Cranshire Capital, L.P.
-----------------------

         Cranshire Capital, L.P. acquired (a) 937,500 common shares and 234,375 warrants pursuant to a securities purchase agreement dated May 7, 2002; (b) 400,000 common shares, 400,000 warrants, and options to acquire 600,000 common shares and 600,000 warrants pursuant to a stock purchase, option and subscription agreement dated September 5, 2002; and (c) 66,667 common shares, 66,667 warrants, and options to acquire 266,668 common shares and 266,668 warrants pursuant to a stock purchase, option and subscription agreement dated October 9, 2002.

         Warrants Acquired May 7, 2002
         -----------------------------

         The warrants acquired pursuant to the securities purchase agreement dated May 7, 2002 entitle the holder to purchase common shares at an initial exercise price of $1.13 per share at any time on or before May 7, 2007. The warrants contain a net exercise provision that permits a holder to receive upon the exercise of the warrant a number of common shares with a fair market value equal to the difference between (a) the fair market value of the number of common shares with respect to which the warrant is exercised and (b) the aggregate exercise price applicable to such shares. Net exercise is not permitted prior to May 7, 2003. The warrants include a mandatory exercise provision under which we can require the holders to exercise or forfeit the warrants if the closing sale price for our common stock is greater than $2.825 for a period of 20 consecutive trading days. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event. If we fail to issue common stock pursuant to the terms of the warrants, in addition to the common stock to be issued pursuant to the warrants, we must pay, in cash and for each day we fail to issue the common stock, 0.25% of the value of the common stock that should have been issued. The shares that may be offered pursuant to this prospectus include the 291,200 common shares and the 234,375 common shares issuable upon exercise of the warrants. The remaining 646,300 common shares acquired in such offering have been re-sold.

         Warrants and Options Acquired September 5, 2002
         -----------------------------------------------

         The 400,000 warrants acquired pursuant to the stock purchase, option and subscription agreement dated September 5, 2002 include 200,000 2002J warrants and 200,000 2002K warrants.

         The 2002J warrants entitle the holder to purchase common shares at an initial exercise price of $1.25 per share at any time on or before the earlier of (a) the fifth anniversary of the date of issue, (b) at any time more than one year after the date of issue, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.25, and (c) at any time the resale of the common shares issuable upon exercise of the 2002J warrant is registered, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.25. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event.

         The 2002K warrants entitle the holder to purchase common shares at an initial exercise price of $1.50 per share at any time on or before the earlier of (a) the fifth anniversary of the date of issue, (b) at any time more than one year after the date of issue, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.50, and (c) at any time the resale of the common shares issuable upon exercise of the 2002J warrant is registered, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.50. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event.

         The options acquired pursuant to the stock purchase, option and subscription agreement dated September 5, 2002 entitle the holder to purchase 600,000 investment units at an exercise price of $0.50 per investment unit. Each investment unit consists of one share of our common stock, one-half 2002J warrant and one-half 2002K warrant. Of the options to acquire 600,000 investment units, 200,000 expire on each of October 31, 2002; November 28, 2002; and December 31, 2002. If any such option is not exercised on or before its expiration date, that option and all options with subsequent expiration dates automatically expire.

         Warrants and Options Acquired October 9, 2002
         ---------------------------------------------

         The 66,667 warrants acquired pursuant to the stock purchase, option and subscription agreement dated October 9, 2002 include 33,334 2002J warrants and 33,333 2002L warrants.

         The 2002J warrants entitle the holder to purchase common shares at an initial exercise price of $1.25 per share at any time on or before the earlier of (a) the fifth anniversary of the date of issue, (b) at any time more than one year after the date of issue, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.25, and (c) at any time the resale of the common shares issuable upon exercise of the 2002J warrant is registered, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.25. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event.

         The 2002L warrants entitle the holder to purchase common shares at an initial exercise price of $1.75 per share at any time on or before the earlier of (a) the fifth anniversary of the date of issue, (b) at any time more than one year after the date of issue, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.75, and (c) at any time the resale of the common shares issuable upon exercise of the 2002J warrant is registered, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.75. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event.

         The options acquired pursuant to the stock purchase, option and subscription agreement dated October 9, 2002 entitle the holder to purchase 266,668 investment units at an exercise price of $0.75 per investment unit. Each investment unit consists of one share of our common stock, one-half 2002J warrant and one-half 2002L warrant. Of the options to acquire 266,668 investment units, 66,667 expire on each of November 15, 2002; December 15, 2002; January 15, 2003; and February 15, 2003. If any such option is not exercised on or before its expiration date, that option and all options with subsequent expiration dates automatically expire.

         The shares that may be offered by Cranshire Capital, L.P. pursuant to this prospectus include the 1,404,167 common shares and the 2,434,378 common shares issuable upon the exercise of the options and warrants.

Lewis E. Dickinson
------------------

         Lewis E. Dickinson acquired 53,333 common shares, 53,333 warrants, and options to acquire 213,332 common shares and 213,332 warrants pursuant to a stock purchase, option and subscription agreement dated October 9, 2002. The 53,333 warrants include 26,667 2002J warrants and 26,666 2002L warrants.

         The 2002J warrants entitle the holder to purchase common shares at an initial exercise price of $1.25 per share at any time on or before the earlier of (a) the fifth anniversary of the date of issue, (b) at any time more than one year after the date of issue, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.25, and (c) at any time the resale of the common shares issuable upon exercise of the 2002J warrant is registered, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.25. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event.

         The 2002L warrants entitle the holder to purchase common shares at an initial exercise price of $1.75 per share at any time on or before the earlier of (a) the fifth anniversary of the date of issue, (b) at any time more than one year after the date of issue, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.75, and (c) at any time the resale of the common shares issuable upon exercise of the 2002J warrant is registered, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds

$3.75. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event.

         The options acquired pursuant to the stock purchase, option and subscription agreement dated October 9, 2002 entitle the holder to purchase 213,332 investment units at an exercise price of $0.75 per investment unit. Each investment unit consists of one share of our common stock, one-half 2002J warrant and one-half 2002L warrant. Of the options to acquire 213,332 investment units, 53,333 expire on each of November 15, 2002; December 15, 2002; January 15, 2003; and February 15, 2003. If any such option is not exercised on or before its expiration date, that option and all options with subsequent expiration dates automatically expire.

         The shares that may be offered by Lewis E. Dickinson pursuant to this prospectus include the 53,333 common shares and the 479,997 common shares issuable upon the exercise of the options and warrants.

Brandon Harrison
----------------

         Brandon Harrison acquired 50,000 common shares, 50,000 warrants, and options to acquire 200,000 common shares and 200,000 warrants pursuant to a stock purchase, option and subscription agreement dated August 23, 2002.

         The 50,000 warrants acquired pursuant to the stock purchase, option and subscription agreement dated August 23, 2002 include 25,000 2002I warrants and 25,000 2002J warrants.

         The 2002I warrants entitle the holder to purchase common shares at an initial exercise price of $1.00 per share at any time on or before the earlier of (a) the fifth anniversary of the date of issue, (b) at any time more than one year after the date of issue, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.00, and (c) at any time the resale of the common shares issuable upon exercise of the 2002I warrant is registered, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.00. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event.

         The 2002J warrants entitle the holder to purchase common shares at an initial exercise price of $1.25 per share at any time on or before the earlier of (a) the fifth anniversary of the date of issue, (b) at any time more than one year after the date of issue, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.25, and (c) at any time the resale of the common shares issuable upon exercise of the 2002J warrant is registered, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.25. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event.

         The options acquired pursuant to the stock purchase, option and subscription agreement dated August 23, 2002 entitle the holder to purchase 200,000 investment units at an exercise price of $0.50 per investment unit. Each investment unit consists of one share of our common stock, one-half 2002I warrant and one-half 2002J warrant. Of the options to acquire 200,000 investment units, 50,000 expire on each of October 25, 2002; November 25, 2002; December 25, 2002; and December 31, 2002.

         The shares that may be offered by Brandon Harrison pursuant to this prospectus include the 50,000 common shares and the 450,000 common shares issuable upon the exercise of the options and warrants.

L. Bernice Long
---------------

         L. Bernice Long acquired 50,000 common shares, 50,000 warrants, and options to acquire 200,000 common shares and 200,000 warrants pursuant to a stock purchase, option and subscription agreement dated October 9, 2002. The 50,000 warrants include 25,000 2002J warrants and 25,000 2002L warrants.

         The 2002J warrants entitle the holder to purchase common shares at an initial exercise price of $1.25 per share at any time on or before the earlier of (a) the fifth anniversary of the date of issue, (b) at any time more than one year after the date of issue, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.25, and (c) at any time the resale of the common shares issuable upon exercise of the 2002J warrant is registered, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.25. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event.

         The 2002L warrants entitle the holder to purchase common shares at an initial exercise price of $1.75 per share at any time on or before the earlier of (a) the fifth anniversary of the date of issue, (b) at any time more than one year after the date of issue, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.75, and (c) at any time the resale of the common shares issuable upon exercise of the 2002J warrant is registered, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.75. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event.

         The options acquired pursuant to the stock purchase, option and subscription agreement dated October 9, 2002 entitle the holder to purchase 200,000 investment units at an exercise price of $0.75 per investment unit. Each investment unit consists of one share of our common stock, one-half 2002J warrant and one-half 2002L warrant. Of the options to acquire 200,000 investment units, 50,000 expire on each of November 15, 2002; December 15, 2002; January 15, 2003; and February 15, 2003. If any such option is not exercised on or before its expiration date, that option and all options with subsequent expiration dates automatically expire.

         The shares that may be offered by L. Bernice Long pursuant to this prospectus include the 50,000 common shares and the 450,000 common shares issuable upon the exercise of the options and warrants.

Irvine Management Group
-----------------------

         The Irvine Management Group acquired (a) 200,000 warrants in a private placement pursuant to the terms of a Consulting Agreement dated January 1, 2002 and (b) 200,000 common shares pursuant to the terms of a Consulting Agreement dated September 25, 2002 in exchange for services provided to us.

         The 200,000 warrants acquired pursuant to the Consulting Agreement dated January 1, 2002 are Series 2002A warrants. The 200,000 Series 2002A warrants are divided into four equal subsets of 50,000 warrants each. The 50,000 warrants in the first subset vested on March 1, 2002 and entitle the holder to purchase one common share at an exercise price of $2.00. The 50,000 warrants in the second subset vested on May 1, 2002 and entitle the holder to purchase one common share at an exercise price of $3.00. If the Consulting Agreement has not been terminated, the 50,000 warrants in the third subset will vest on July 1, 2002 and entitle the holder to purchase one common share at an exercise price of $4.00. If the Consulting Agreement has not been terminated, the 50,000 warrants in the fourth subset will vest on October 1, 2002 and entitle the holder to purchase one common share at an exercise price of $5.00. All of such 200,000 warrants expire on January 1, 2006. The warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder is adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction. The shares that may be offered pursuant to this prospectus include the common shares issuable upon the exercise of the warrants.

         The shares that may be offered by Irvine Management Group pursuant to this prospectus include the 200,000 common shares and the 200,000 common shares issuable upon the exercise of warrants.

Iron Equity Fund LP
-------------------

         Iron Equity Fund LP acquired 312,500 common shares and 78,125 warrants pursuant to a securities purchase agreement dated May 7, 2002. The warrants entitle the holder to purchase common shares at an initial exercise price of $1.13 per share at any time on or before May 7, 2007. The warrants contain a net exercise provision that permits a holder to receive upon the exercise of the warrant a number of common shares with a fair market value equal to the difference between (a) the fair market value of the number of common shares with respect to which the warrant is exercised and (b) the aggregate exercise price applicable to such shares. Net exercise is not permitted prior to May 7, 2003. The warrants include a mandatory exercise provision under which we can require the holders to exercise or forfeit the warrants if the closing sale price for our common stock is greater than $2.825 for a period of 20 consecutive trading days. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event. If we fail to issue common stock pursuant to the terms of the warrants, in addition to the common stock to be issued pursuant to the warrants, we must pay, in cash and for each day we fail to issue the common stock, 0.25% of the value of the common stock that should have been issued. The shares that may be offered pursuant to this prospectus include the 312,500 common shares and the 78,125 common shares issuable upon exercise of the warrants.

         The shares that may be offered by Iron Equity Fund LP pursuant to this prospectus include the 312,500 common shares and the 78,125 common shares issuable upon the exercise of the warrants.

John W. Appelbaum
-----------------

         John W. Appelbaum acquired 33,333 common shares, 33,333 warrants, and options to acquire 133,332 common shares and 133,332 warrants pursuant to a stock purchase, option and subscription agreement dated October 9, 2002. The 33,333 warrants include 16,667 2002J warrants and 16,666 2002L warrants.

         The 2002J warrants entitle the holder to purchase common shares at an initial exercise price of $1.25 per share at any time on or before the earlier of (a) the fifth anniversary of the date of issue, (b) at any time more than one year after the date of issue, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.25, and (c) at any time the resale of the common shares issuable upon exercise of the 2002J warrant is registered, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.25. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event.

         The 2002L warrants entitle the holder to purchase common shares at an initial exercise price of $1.75 per share at any time on or before the earlier of (a) the fifth anniversary of the date of issue, (b) at any time more than one year after the date of issue, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.75, and (c) at any time the resale of the common shares issuable upon exercise of the 2002J warrant is registered, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.75. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event.

         The options acquired pursuant to the stock purchase, option and subscription agreement dated October 9, 2002 entitle the holder to purchase 133,332 investment units at an exercise price of $0.75 per investment unit. Each investment unit consists of one share of our common stock, one-half 2002J warrant and one-half 2002L warrant. Of the options to acquire 133,332 investment units, 33,333 expire on each of November 15, 2002; December 15, 2002; January 15, 2003; and February 15, 2003. If any such option is not exercised on or before its expiration date, that option and all options with subsequent expiration dates automatically expire.

         The shares that may be offered by John W. Appelbaum pursuant to this prospectus include the 33,333 common shares and the 299,997 common shares issuable upon the exercise of the options and warrants.

Robert Korman
-------------

         Robert Korman acquired 33,333 common shares, 33,333 warrants, and options to acquire 133,332 common shares and 133,332 warrants pursuant to a stock purchase, option and subscription agreement dated October 9, 2002. The 33,333 warrants include 16,667 2002J warrants and 16,666 2002L warrants.

         The 2002J warrants entitle the holder to purchase common shares at an initial exercise price of $1.25 per share at any time on or before the earlier of (a) the fifth anniversary of the date of issue, (b) at any time more than one year after the date of issue, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.25, and (c) at any time the resale of the common shares issuable upon exercise of the 2002J warrant is registered, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.25. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event.

         The 2002L warrants entitle the holder to purchase common shares at an initial exercise price of $1.75 per share at any time on or before the earlier of (a) the fifth anniversary of the date of issue, (b) at any time more than one year after the date of issue, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.75, and (c) at any time the resale of the common shares issuable upon exercise of the 2002J warrant is registered, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.75. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event.

         The options acquired pursuant to the stock purchase, option and subscription agreement dated October 9, 2002 entitle the holder to purchase 133,332 investment units at an exercise price of $0.75 per investment unit. Each investment unit consists of one share of our common stock, one-half 2002J warrant and one-half 2002L warrant. Of the options to acquire 133,332 investment units, 33,333 expire on each of November 15, 2002; December 15, 2002; January 15, 2003; and February 15, 2003. If any such option is not exercised on or before its expiration date, that option and all options with subsequent expiration dates automatically expire.

         The shares that may be offered by Robert Korman pursuant to this prospectus include the 33,333 common shares and the 299,997 common shares issuable upon the exercise of the options and warrants.

GA Long Interests Ltd.
----------------------

         GA Long Interests Ltd. acquired 30,000 common shares, 30,000 warrants, and options to acquire 120,000 common shares and 120,000 warrants pursuant to a stock purchase, option and subscription agreement dated October 9, 2002. The 30,000 warrants include 15,000 2002J warrants and 15,000 2002L warrants.

         The 2002J warrants entitle the holder to purchase common shares at an initial exercise price of $1.25 per share at any time on or before the earlier of (a) the fifth anniversary of the date of issue, (b) at any time more than one year after the date of issue, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.25, and (c) at any time the resale of the common shares issuable upon exercise of the 2002J warrant is registered, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.25. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event.

         The 2002L warrants entitle the holder to purchase common shares at an initial exercise price of $1.75 per share at any time on or before the earlier of (a) the fifth anniversary of the date of issue, (b) at any time more than one year after the date of issue, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.75, and (c) at any time the resale of the common shares issuable upon exercise of the 2002J warrant is registered, the 180th day following the tenth day (whether or not consecutive) the closing price of our common shares equals or exceeds $3.75. The warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event.

         The options acquired pursuant to the stock purchase, option and subscription agreement dated October 9, 2002 entitle the holder to purchase 120,000 investment units at an exercise price of $0.75 per investment unit. Each investment unit consists of one share of our common stock, one-half 2002J warrant and one-half 2002L warrant. Of the options to acquire 120,000 investment units, 30,000 expire on each of November 15, 2002; December 15, 2002; January 15, 2003; and February 15, 2003. If any such option is not exercised on or before its expiration date, that option and all options with subsequent expiration dates automatically expire.

         The shares that may be offered by GA Long Interests Ltd. pursuant to this prospectus include the 30,000 common shares and the 270,000 common shares issuable upon the exercise of the options and warrants.

Rebecca Long
------------

         Rebecca Long is an adult daughter of William P. Long, the Chief Executive Officer and a director of Altair. Pursuant to a Termination and Subscription Agreement dated August 14, 2002, Mr. Long acquired 200,000 common shares in a private placement in exchange for his termination of a provision of his employment agreement that required us to issue to him 200,000 common shares in the event that, among other things, his employment was terminated without cause. Mr. Long immediately gifted 100,000 of such shares to Rebecca Long. The shares that may be offered pursuant to this prospectus include the 100,000 common shares.

Thomas L. Long UWYUTMA
----------------------

         Thomas L. Long is a son of William P. Long, the Chief Executive Officer and a director of Altair, and the Thomas L. Long UWYUTMA is a trust established on behalf of Thomas L. Long that is administered by William R. Marsh. Pursuant to a Termination and Subscription Agreement dated August 14, 2002, Mr. Long acquired 200,000 common shares in a private placement in exchange for his termination of a provision of his employment agreement that required us to issue to him 200,000 common shares in the event that, among other things, his employment was terminated without cause. Mr. Long immediately gifted 100,000 of such shares to the Thomas L. Long UWYUTMA. The shares that may be offered pursuant to this prospectus include the 100,000 common shares.

Charles van Musscher
--------------------

         Charles van Musscher acquired 50,000 common shares in a private placement pursuant to the terms of a consultant engagement agreement dated April 12, 2002 in exchange for services provided to us. The shares that may be offered pursuant to this prospectus include the 50,000 common shares.

Murilyn Tullio
--------------

         Murilyn Tullio acquired 25,000 Series 2002G warrants, in exchange for services provided to us, in a private placement pursuant to the terms of a an amendment dated April 25, 2002 to a public relations letter of agreement dated November 1, 2001. The 25,000 Series 2002G warrants entitle the holder to purchase one common share at an exercise price of $1.20 at any time prior to April 25, 2005. The warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder is adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction. The shares that may be offered pursuant to this prospectus include the 25,000 common shares issuable upon the exercise of the warrants.

EGO Capital
-----------

         EGO Capital acquired 10,000 Series 2002H warrants in a private placement pursuant to the terms of a Consulting Agreement dated January 21, 2002 in exchange for services provided to us. The Series 2002H warrants have an exercise price of $1.50 per share and are exercisable at any time on or before January 21, 2005. The warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder is adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction. The shares that may be offered pursuant to this prospectus include the common shares issuable upon the exercise of the warrants.

                              PLAN OF DISTRIBUTION

         The Shares. The shares offered by this prospectus may be sold from time to time by the selling shareholders, who consist of the persons named as "selling shareholders" above and those persons' pledgees, donees, transferees or other successors in interest. The selling shareholders may sell the offered shares on the Nasdaq SmallCap Market, or otherwise, at market prices or at negotiated prices. They may sell shares by one or a combination of the following:

         o a block trade in which a broker or dealer so engaged will attempt to sell the offered shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which a broker solicits purchasers;

         o an exchange distribution in accordance with the rules of such exchange;

         o   privately negotiated transactions;

         o if such a sale qualifies, in accordance with Rule 144 promulgated under the Securities Act rather than pursuant to this prospectus; or

         o   any other method permitted pursuant to applicable law.

          The selling shareholders may also sell shares by means of short sales. Short sales involve the sale by a selling shareholder, usually with a future delivery date, of common shares that the seller does not own. Covered short sales are sales made in an amount not greater than the number of shares subject to the short seller's warrant or other right to acquire common shares. A selling shareholder may close out any covered short position by either exercising its warrants or rights to acquire common shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, a selling shareholder will likely consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which it may purchase common shares pursuant to its warrants or exchange rights.

          Naked short sales are any sales in excess of the number of shares subject to the short seller's warrant, or other right to acquire common shares. A selling shareholder must close out any naked position by purchasing shares. A naked short position is more likely to be created if a selling shareholder is concerned that there may be downward pressure on the price of the common shares in the open market.

          The existence of a significant number of short sales generally causes the price of the common shares to decline, in part because it indicates that a number of market participants are taking a position that will profitable only if the price of the common shares declines. Purchases to cover short sales may, however, increase the demand for the common shares and have the effect of raising or maintaining the price of the common shares.

          In making sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from such selling shareholders in amounts to be negotiated prior to the sale. Such selling shareholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any proceeds or commissions received by them, and any profits on the resale of shares sold by broker-dealers, may be deemed to be underwriting discounts and commissions. If a selling shareholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required pursuant to the Securities Act of 1933, setting forth:

         o   the name of each of the participating broker-dealers,

         o   the number of shares involved,

         o   the price at which the offered shares were sold,

         o the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable;

         o a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

         o   any other facts material to the transaction.

          General. We are paying the expenses incurred in connection with preparing and filing this prospectus and the registration statement to which it relates, other than selling commissions. In addition, in the event a selling shareholder effects a short sale of common shares, this prospectus may be delivered in connection with such short sale and the shares offered by this prospectus may be used to cover such short sale. To the extent, if any, that a selling shareholder may be considered an "underwriter" within the meaning of the Securities Act, the sale of the shares by it shall be covered by this prospectus.

         We have not retained any underwriter, broker or dealer to facilitate the offer or sale of the offered shares offered hereby. We will pay no underwriting commissions or discounts in connection therewith, and we will not receive any proceeds from the sale of the offered shares.

         In order to comply with the securities laws of certain states, if applicable, the offered securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the offered shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available.

                        DESCRIPTION OF OFFERED SECURITIES

         For a description of the common shares offered hereunder, please refer to the description of the common shares provided in the Current Report on Form 8-K filed with the SEC on July 18, 2002.

                                  LEGAL MATTERS

         The validity of the shares being offered hereby is being passed upon for us by Goodman and Carr LLP, Ontario, Canada.


         The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the going concern), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         As permitted by SEC rules, this prospectus does not contain all of the information that prospective investors can find in the Registration Statement or the exhibits to the Registration Statement. The SEC permits us to incorporate by reference into this prospectus information filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except as superseded or modified by information contained directly in this prospectus or in a subsequently filed document that also is (or is deemed to be) incorporated herein by reference.

         This prospectus incorporates by reference the documents set forth below that we (File No. 1-12497) have previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These documents contain important information about the Company and its financial condition.

         (a) Our Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC on April 1, 2002.

         (b)  Our Current Report on Form 8-K filed with the SEC on May 10, 2002.

         (c) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 filed with the SEC on May 15, 2002.

         (d)  Our  Current  Report  on Form 8-K  filed  with the SEC on July 17,
              2002.

         (e) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed with the SEC on August 14, 2002, as amended by the Amendment 1 to Quarterly Report on Form 10-Q/A filed with the SEC on October 15, 2002, as amended by the Amendment No. 2 on Form 10-Q/A filed with the SEC on October 18, 2002.

         (f) The description of the common shares contained in our Current Report on Form 8-K filed with the SEC on July 18, 2002.

         We hereby incorporate by reference all reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information that the Company files at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site (http://www.sec.gov) that makes available to the public reports, proxy statements, and other information regarding issuers, such as the Company, that file electronically with the SEC.

         In addition, we will provide, without charge, to each person to whom this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Please direct written requests for such copies to the Company c/o Mineral Recovery Systems at 204 Edison Way, Reno, Nevada 89502, U.S.A.,
Attention: Ed Dickinson, Chief Financial Officer. Telephone requests may be directed to the office of the Director of Finance at (800) 897-8245.

         Our common shares are quoted on the Nasdaq SmallCap Market. Reports, proxy statements and other information concerning the Company can be inspected and copied at the Public Reference Room of the National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C. 20006.


======================================================        ====================================================

We have not  authorized  any  dealer,  salesperson  or
other  person  to give any  information  or  represent
anything  not  contained  in  this  prospectus.   This
prospectus   does  not   offer  to  sell  or  buy  any                    9,044,344 Common Shares
securities in any  jurisdiction  where it is unlawful.
The  information  in this  prospectus is current as of
October 15, 2002.

         -----------------------
                                                                         ALTAIR NANOTECHNOLOGIES INC.

                                                                            9,044,344 COMMON SHARES






                                                                                ---------------

                                                                                  Prospectus
                                                                                ---------------






                                                                               October 15, 2002




======================================================        ====================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution
----------------------------------------------------

The following table sets forth the various expenses of the offering, sale and distribution of the offered securities being registered pursuant to this registration statement (the "Registration Statement"). All of the expenses listed below will be borne by the Company. All of the amounts shown are estimates except the SEC registration fees.



Item                                                       Amount
----                                                       ------

SEC Commission registration fees                             $512

NASD registration fees                                    $17,500

Accounting fees and expenses                               $5,000

Legal fees and expenses                                   $20,000

Blue Sky fees and expenses                                 $3,000

Printing Expenses                                          $1,000

Miscellaneous Expenses                                     $2,988

                                           Total:         $50,000

Item 15. Indemnification of Directors and Officers
--------------------------------------------------


Our Bylaws
----------

         The Registrant's Bylaws provide that, to the maximum extent permitted by law, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity.

The Canada Business Corporations Act
------------------------------------

         Section 124 of the Canada Business Corporations Act provides as follows with respect to the indemnification of directors and officers:

         (1)  A  corporation   may  indemnify  a  director  or  officer  of  the
corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual in involved because of that association with the corporation or other entity.

         (2) A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

         (3) A corporation may not indemnify an individual under subsection (1) unless the individual

                  (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

                  (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

         (4) A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection
(2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in subsection (3).

         (5) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity

                  (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

                  (b) fulfills the conditions set out in subsection (3).

         (6) A corporation may purchase and maintain insurance of the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

                  (a) in the individual's capacity as a director or officer of the corporation; or

                  (b) in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

         (7) A corporation, an individual or an entity referred to in subsection
(1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

         (8) An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

         (9) On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

Employment Agreements With Certain Officers
-------------------------------------------

         Pursuant to an employment agreement with William P. Long, the Chief Executive Officer and a director of the Registrant, the Registrant has agreed to assume all liability for and to indemnify, protect, save, and hold Dr. Long harmless from and against any and all losses, costs, expenses, attorneys' fees, claims, demands, liability, suits, and actions of every kind and character which may be imposed upon or incurred by Dr. Long on account of, arising directly or indirectly from, or in any way connected with or related to Dr. Long's activities as an officer and member of the board of directors of the Registrant, except as arise as a result of fraud, felonious conduct, gross negligence or acts of moral turpitude on the part of Dr. Long. In addition, Mineral Recovery Systems, Inc. ("MRS"), a wholly-owned subsidiary of the Registrant, has agreed to assume all liability for and to indemnify, protect, save, and hold harmless Patrick Costin (Vice President of the Registrant and President of MRS) from and against any and all losses, costs, expenses, attorneys' fees, claims, demands, liabilities, suits and actions of every kind and character which may be imposed on or incurred by Mr. Costin on account of, arising directly or indirectly from, or in any way connected with Mr. Costin's activities as manager, officer, or director of MRS or the Registrant.

Other Indemnification Information
---------------------------------

         Indemnification may be granted pursuant to any other agreement, bylaw, or vote of shareholders or directors. In addition to the foregoing, the Registrant maintains insurance through a commercial carrier against certain liabilities which may be incurred by its directors and officers. The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Registrant.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against
public  policy  as  expressed  in  the  Securities   Act,  and  is,   therefore,
unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of stockholders or directors or otherwise.

Item 16. Exhibits.

The following exhibits required by Item 601 of Regulations S-K promulgated under the Securities Act have been included herewith or have been filed previously with the SEC as indicated below.



  Exhibit No.                     Description                                 Incorporated by Reference/
                                                                        Filed Herewith (and Sequential Page #)
----------------    ----------------------------------------    -------------------------------------------------------
            4.1     Form of Common Stock Certificate            Incorporated  by reference to  Registration  Statement
                                                                on Form 10-SB  filed with the  Commission  on November
                                                                25, 1996, File No. 1-12497.

                    Shareholders   Rights  Plan   Agreement     Incorporated  by  reference to the  Company's  Current
            4.2     dated   November  27,   1998,   between     Report  on Form  8-K  filed  with  the  Commission  on
                    Altair    Nanotechnologies   Inc.   and     December 29, 1998, File No. 1-12497.
                    Equity Transfer Services Inc.

                    Amended   and   Restated    Shareholder     Incorporated  by  reference to the  Company's  Current
            4.3     Rights  Plan dated  October  15,  1999,     Report  on Form  8-K  filed  with  the  Commission  on
                    between    the   Company   and   Equity     November 19, 1999, File No. 1-12497.
                    Transfer Services, Inc.

            4.4     Form of 2002D Warrant                       [to be filed with a pre-effective amendment]


            4.5     Form of 2002E Warrant                       Filed herewith.


            4.6      Form of 2002F Warrant                      Filed herewith.



            4.7     Form of Warrant  (Cranshire Capital and     Incorporated  by  reference to the  Company's  Current
                    Iron Equity)                                Report on Form 8-K filed  with the  Commission  on May
                                                                10, 2002, File No. 001-12497.



            4.8     Form of Series 2002I Warrant                Filed herewith.

            4.9     Form of Series 2002J Warrant                Filed herewith.

           4.10     Form of Series 2002K Warrant                Filed herewith.

           4.11     Form of Series 2002L Warrant                Filed herewith.

           4.12     Form of Series 2002A Warrant                Incorporated  by reference to  Registration  Statement
                                                                on Form  S-3  filed  with  the  Commission  on May 31,
                                                                2002, File No. 333-89478.

           4.13     Form of Series 2002G Warrant                Incorporated  by reference to  Registration  Statement
                    (Murilyn Tullio)                            on Form  S-3  filed  with  the  Commission  on May 31,
                                                                2002, File No. 333-89478.


           4.14     Form  of  Series  2002H   Warrant  (Ego     Incorporated  by reference to  Registration  Statement
                    Capital)                                    on Form  S-3  filed  with  the  Commission  on May 31,
                                                                2002, File No. 333-89478.

              5     Opinion of  Goodman  and Carr LLP as to
                    legality of securities offered              [to be filed with a pre-effective amendment]


           10.1     Registration   Rights  Agreement  dated     Incorporated  by  reference to the  Company's  Current
                    May 7, 2002                                 Report on Form 8-K filed  with the  Commission  on May
                                                                10, 2002, File No. 1-12497.

           10.2     Stock    Purchase   and    Subscription     Incorporated  by reference to the Company's  Quarterly
                    Agreement   dated   April   26,   2002,     Report  filed  with the  Commission  on May 15,  2002,
                    between the Company and Louis Schnur        File No. 1-12497.

           10.3     Securities Purchase Agreement dated         Incorporated  by  reference to the  Company's  Current
                    May  7,  2002,   between  the  Company,     Report on Form 8-K filed  with the  Commission  on May
                    Cranshire   Capital,   L.P.   and  Iron     10, 2002, File No. 001-12497.
                    Equity Fund LP

           10.4     Stock     Purchase,      Option     and     Filed herewith
                    Subscription  Agreement dated September
                    5,  2002,   between   the  Company  and
                    Cranshire Capital, L.P.

           10.5     Form of Stock Purchase, Option and          Filed herewith
                    Subscription  Agreement  dated  October
                    9, 2002,  between  the  Company and the
                    selling   shareholders   purchasing  on
                    that date


           10.6     Consulting  Agreement  dated  September     Filed herewith
                    25,  2002,   between  the  Company  and
                    Irvine Management Consulting Inc.

           10.7     Termination and Subscription  Agreement     Filed herewith
                    dated  August  14,  2002,  between  the
                    Company and William P. Long

           23.1     Consent of Deloitte & Touche LLP            Filed herewith

           23.2     Consent of Goodman and Carr LLP             Included in Exhibit No. 5.

             24     Powers of Attorney                          Included on the signature page hereof.

-----------------------

Item 17. Undertakings.

(a)      The undersigned registrant hereby undertakes:

(1)      To file,  during any period in which  offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
Registration Statement:

(i)      To  include  any  prospectus   required  by  section  10(a)(3)  of  the
Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cody, State of Wyoming, on October 18, 2002.

                                             ALTAIR NANOTECHNOLOGIES INC.


                                             By /s/ William P. Long
                                               ---------------------------------
                                                    William P. Long
                                                    Chief Executive Officer


                   ADDITIONAL SIGNATURES AND POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints William P. Long and Edward H. Dickinson, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

         Signature                                            Title                                       Date
 /s/ William P. Long                        Chief Executive Officer and Director                   October 18, 2002
------------------------------------        (Principal Executive Officer and authorized
     William P. Long                        representative of the Company in the United States)


 /s/ Edward H. Dickinson                    Chief Financial Officer and Director                   October 18, 2002
------------------------------------        (Principal Financial Officer and Principal
 Edward H. Dickinson                        Accounting Officer)


/s/ James I. Golla                          Director                                               October 18, 2002
----------------------------------
James I. Golla


/s/ George E. Hartman                       Director                                               October 18, 2002
------------------------------------
George E. Hartman


/s/ Robert Sheldon                          Director                                               October 18, 2002
------------------------------------
Robert Sheldon


                                  EXHIBIT INDEX

The following exhibits required by Item 601 of Regulations S-K promulgated under the Securities Act have been included herewith or have been filed previously with the SEC as indicated below.


  Exhibit No.                     Description                                 Incorporated by Reference/
                                                                        Filed Herewith (and Sequential Page #)
----------------    ----------------------------------------    -------------------------------------------------------
            4.1     Form of Common Stock Certificate            Incorporated  by reference to  Registration  Statement
                                                                on Form 10-SB  filed with the  Commission  on November
                                                                25, 1996, File No. 1-12497.

                    Shareholders   Rights  Plan   Agreement     Incorporated  by  reference to the  Company's  Current
            4.2     dated   November  27,   1998,   between     Report  on Form  8-K  filed  with  the  Commission  on
                    Altair    Nanotechnologies   Inc.   and     December 29, 1998, File No. 1-12497.
                    Equity Transfer Services Inc.

                    Amended   and   Restated    Shareholder     Incorporated  by  reference to the  Company's  Current
            4.3     Rights  Plan dated  October  15,  1999,     Report  on Form  8-K  filed  with  the  Commission  on
                    between    the   Company   and   Equity     November 19, 1999, File No. 1-12497.
                    Transfer Services, Inc.

            4.4     Form of 2002D Warrant                       Filed herewith.

            4.5     Form of 2002E Warrant                       Filed herewith.

            4.6     Form of 2002F Warrant                       Filed herewith.

            4.7     Form of Warrant  (Cranshire Capital and     Incorporated  by  reference to the  Company's  Current
                    Iron Equity)                                Report on Form 8-K filed  with the  Commission  on May
                                                                10, 2002, File No. 001-12497.

            4.8     Form of Series 2002I Warrant                Filed herewith.

            4.9     Form of Series 2002J Warrant                Filed herewith.

           4.10     Form of Series 2002K Warrant                Filed herewith.

           4.11     Form of Series 2002L Warrant                Filed herewith.




           4.12     Form of Series 2002A Warrant                Incorporated  by reference to  Registration  Statement
                                                                on Form  S-3  filed  with  the  Commission  on May 31,
                                                                2002, File No. 333-89478.

           4.13     Form of Series 2002G Warrant (Murilyn       Incorporated  by reference to  Registration  Statement
                    Tullio)                                     on Form  S-3  filed  with  the  Commission  on May 31,
                                                                2002, File No. 333-89478.

           4.14     Form  of  Series  2002H   Warrant  (Ego     Incorporated  by reference to  Registration  Statement
                    Capital)                                    on Form  S-3  filed  with  the  Commission  on May 31,
                                                                2002, File No. 333-89478.

              5     Opinion of  Goodman  and Carr LLP as to     [to be filed with a pre-effective amendment]
                    legality of securities offered


           10.1     Registration   Rights  Agreement  dated     Incorporated  by  reference to the  Company's  Current
                    May 7, 2002                                 Report on Form 8-K filed  with the  Commission  on May
                                                                10, 2002, File No. 1-12497.

           10.2     Stock    Purchase   and    Subscription     Incorporated  by reference to the Company's  Quarterly
                    Agreement   dated   April   26,   2002,     Report  filed  with the  Commission  on May 15,  2002,
                    between the Company and Louis Schnur        File No. 1-12497.

           10.3     Securities Purchase Agreement dated         Incorporated  by  reference to the  Company's  Current
                    May  7,  2002,   between  the  Company,     Report on Form 8-K filed  with the  Commission  on May
                    Cranshire   Capital,   L.P.   and  Iron     10, 2002, File No. 001-12497.
                    Equity Fund LP

           10.4     Stock     Purchase,      Option     and     Filed herewith
                    Subscription  Agreement dated September
                    5,  2002,   between   the  Company  and
                    Cranshire Capital, L.P.

           10.5     Form of Stock Purchase, Option and          Filed herewith
                    Subscription  Agreement  dated  October
                    9, 2002,  between  the  Company and the
                    selling   shareholders   purchasing  on
                    that date

           10.6     Consulting  Agreement  dated  September     Filed herewith
                    25,  2002,   between  the  Company  and
                    Irvine Management Consulting Inc.

           10.7     Termination and Subscription  Agreement     Filed herewith
                    dated  August  14,  2002,  between  the
                    Company and William P. Long

           23.1     Consent of Deloitte & Touche LLP            Filed herewith

           23.2     Consent of Goodman and Carr LLP             Included in Exhibit No. 5.

             24     Powers of Attorney                          Included on the signature page hereof.

-----------------------